UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 20, 2020
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
145 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company”) held on May 20, 2020 (the “Annual Meeting”), the Company’s stockholders approved, three items of business were acted upon by stockholders. There were 162,479,341 shares of the Company’s common stock eligible to vote, and 133,666,216 shares present in person or by proxy at the Annual Meeting.

1. The following nominees were elected to the Company’s Board of Directors as Class II and III directors, as indicated, for terms expiring at the 2021 annual meeting of stockholders.

Nominees	Class	For	Withheld	Broker Non-Votes
Tom Killalea	II	123,711,774	1,650,627	8,303,815
Tom Leighton	II	124,638,037	724,365	8,303,815
Jonathan Miller	II	122,331,746	3,030,655	8,303,815
Monte Ford	III	123,407,686	1,954,715	8,303,815
Madhu Ranganathan	III	124,785,902	576,499	8,303,815
Fred Salerno	III	110,075,695	15,286,706	8,303,815
Ben Verwaayen	III	123,140,405	2,221,996	8,303,815

Following the Annual Meeting, Marianne Brown, Jill Greenthal, Daniel Hesse and William Wagner, each having terms expiring in 2021, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For	115,104,382
Against	10,104,320
Abstain	153,699
Broker Non-Votes	8,303,815

3. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020 was ratified.

For	124,513,891
Against	9,054,989
Abstain	97,336

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2020	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Aaron Ahola
Aaron Ahola, Executive Vice President, General Counsel and Corporate Secretary